UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MARINE PETROLEUM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARINE PETROLEUM TRUST

c/o Corporate Trustee

Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

[                ], 2022

Dear Unit Holder:

The trustee of the Marine Petroleum Trust (the “Trust”) is soliciting your consent (i) to approve the appointment of Argent Trust Company as successor trustee of the Trust and (ii) to approve an amendment to the Restated Marine Petroleum Trust Indenture, dated January 1, 1984, as amended November 16, 2020 (the “Indenture”) that would permit a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of at least $3,000,000.00 to serve as successor trustee of the Trust.

Prior to [                ], 2022 (the “Expiration Date”), you will be able to consent or withhold consent at www.voteproxy.com, and the consent solicitation materials will be available at that site. You may also consent or withhold consent prior to the Expiration Date by completing, signing, dating and returning the enclosed form of Written Consent in the enclosed postage paid envelope. Please consult your Written Consent for additional information regarding these alternative methods. If your units are held in “street name,” you should instruct your bank, broker or other nominee to consent or to withhold consent to the proposals set forth herein in accordance with the instruction form that you will receive from your bank, broker or other nominee.

We urge you to read the enclosed Consent Solicitation Statement before you decide to vote. Please complete, sign, date and return the enclosed Written Consent or vote online as detailed in the prior paragraph as promptly as possible. It is important that your units of beneficial interest of the Trust be represented by your consent. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor, at (800) 848-3402.

Very truly yours,

SIMMONS BANK Trustee of the Marine Petroleum Trust

Ron E. Hooper Senior Vice President

YOUR VOTE IS IMPORTANT

All Unit Holders are urged to complete, sign, date and return the enclosed Written Consent as promptly as possible in the enclosed postage paid envelope or vote online at www.voteproxy.com. Returning your Written Consent will help the Trust avoid the additional expense of duplicate consent solicitations.

MARINE PETROLEUM TRUST

c/o Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

NOTICE OF CONSENT SOLICITATION

PLEASE TAKE NOTICE THAT the trustee of the Marine Petroleum Trust (the “Trust”), a royalty trust formed under the laws of the state of Texas and governed by the terms of the Restated Marine Petroleum Trust Indenture, dated January 1, 1984, as amended November 16, 2020 (the “Indenture”), is requesting your written consent on the following matters:

(1)

approval of the appointment of Argent Trust Company (“Argent”) as successor trustee to serve as trustee of the Trust once the resignation of Simmons Bank, the current Trustee of the Trust, takes effect; and

(2)

approval of an amendment to the Indenture to permit a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of at least $3,000,000.00 to serve as trustee of the Trust.

The close of business on [                ], 2022 (the “Record Date”), has been fixed as the date of record (as described in the Indenture) for the determination of Unit Holders (as defined below) entitled to act by written consent with respect to the above matters. Only holders of record of units of beneficial interest of the Trust (“Units,” and the holders thereof, “Unit Holders”) at the close of business on the Record Date are entitled to act by written consent with respect to the above matters. A list of Unit Holders entitled to act by written consent with respect to the above matters will be available for inspection by any Unit Holder for any purpose germane to the Consent Solicitation during ordinary business hours for the ten days following the date of this Notice at the Trustee’s offices at 2911 Turtle Creek Boulevard, Suite 850, Dallas, Texas 75219.

It is important that your Units be represented by your consent. Prior to [                ], 2022 (the “Expiration Date”), you will be able to consent or withhold consent at www.voteproxy.com, and the consent solicitation materials will be available at that site. You may also consent or withhold consent by completing, signing, dating and returning the enclosed form of Written Consent in the enclosed postage paid envelope. Please consult your Written Consent for additional information regarding these alternative methods. If your Units are held in “street name,” you should instruct your bank, broker or other nominee to consent or to withhold consent to the proposals set forth herein in accordance with the instruction form that you will receive from your bank, broker or other nominee.

Please complete, sign, date and return the enclosed Written Consent as promptly as possible. You may change or revoke your Written Consent before the Expiration Date as described in the Consent Solicitation Statement under the heading “Solicitation and Revocability of Written Consents.”

By Order of Simmons Bank, Trustee of the Marine Petroleum Trust
Ron E. Hooper Senior Vice President

Dallas, Texas	[ ,] 2022

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	1

CONSENT SOLICITATION STATEMENT	3

SOLICITATION AND REVOCABILITY OF WRITTEN CONSENTS	3

VOTING SECURITIES	3

PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE	4

PROPOSAL TWO — AMENDMENT TO THE INDENTURE TO PERMIT A NATIONAL BANK OR TRUST COMPANY HAVING ITS PRINCIPAL OFFICE IN THE UNITED STATES AND HAS A CAPITAL, SURPLUS AND UNDIVIDED PROFITS OF AT LEAST $3,000,000 TO SERVE AS TRUSTEE OF THE TRUST	4

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE	5

EFFECT OF NEGATIVE VOTES ON PROPOSAL TWO	5

TRUSTEE	6

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

ADDITIONAL INFORMATION	7

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers address briefly some questions regarding the appointment of a successor trustee and the proposed Indenture amendment. These questions and answers may not address all questions that may be important to you as a Unit Holder of the Trust. Please refer to the more detailed information contained elsewhere in this Consent Solicitation Statement, the annexes to this Consent Solicitation Statement and the other documents we refer to in this Consent Solicitation Statement. All references to “we,” “us” or “our” in this Consent Solicitation Statement refer to the Trustee.

The Consents

Q:	Who is entitled to consent to the proposals described in this Consent Solicitation Statement?

A:

Only holders of record of Units at the close of business on [                ], 2022, the Record Date, are entitled to notice of, and to consent to the proposals described herein. As of the Record Date, there were 2,000,000 outstanding Units.

Q:	How do I consent if my Units are held in the name of my broker (street name)?

A:

If your units are held in the name of your broker (street name), you should instruct your bank, broker or other nominee to consent or to withhold consent to the proposals set forth herein in accordance with the instruction form that you will receive from your bank, broker or other nominee.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this Consent Solicitation Statement, please vote your Units as soon as possible. You may consent to the proposals set forth herein by signing, dating and returning the enclosed written consent in the enclosed postage paid envelope, or online at www.voteproxy.com. Please consult your Written Consent for additional information regarding these methods. We are requesting that you send us your written consent or consent online by the Expiration Date.

Q:	What if I do not return the written consent?

A:

If you do not consent by mail or online, your failure to respond will have the same effect as a withheld consent to the proposals described herein. If you return a properly signed written consent but do not indicate how you want to vote, your consent will be counted as a vote FOR the approval of each of the proposals.

Q:	How do I change my vote after I submit a consent?

A:

Any consent received in the accompanying form may be changed or revoked by the person executing it at any time before the Expiration Date. You may change or revoke your written consent at any time before the Expiration Date by (a) signing and submitting a later-dated written consent to the Trustee, (b) delivering written notice of revocation of the written consent to the Trustee or (c) by submitting a new consent through the Internet.

The Proposal to Approve the Appointment of Argent as Successor Trustee of the Trust

Q:	Why am I being asked to vote on the appointment of a successor trustee?

A:

On January 10, 2022, the Trustee submitted a notice of its resignation as trustee of the Trust to the Unit Holders. The Trustee’s notice of resignation stated that it would nominate Argent as its potential successor and solicit consents of Unit Holders for the purpose of appointing Argent as a successor. If the Unit Holders appoint Argent as successor trustee by written consent, the Trustee’s resignation will take effect, assuming the proposal to amend the Indenture is also approved and the satisfaction or waiver of the conditions described in this Consent Solicitation Statement under “Proposal One — Appointment of Successor Trustee.”

Q:	Is the Trustee recommending the proposal to appoint Argent as successor trustee?

A:	Yes. The Trustee recommends that you vote FOR the approval of the appointment of Argent as successor trustee by written consent.

Q:	What is the required vote to approve the appointment?

A:	Approval of the appointment of Argent as the successor trustee requires the written direction of Unit Holders owning a majority of the outstanding Units.

The Proposal to Approve an Amendment to the Indenture Regarding Certain Successor Trustee Requirements

Q:	What is the proposal to amend the Indenture?

A:

The Indenture currently requires a successor trustee to be a national bank or trust company having its principal office in the State of Texas and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00). To permit Argent to serve as successor trustee, the Indenture must be amended to allow a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00) to serve as trustee. If the proposal to amend the Indenture is not approved, Argent will not be able to serve as successor trustee, even if Proposal One is approved.

Q:	Is the Trustee recommending the proposal to amend the Indenture?

A:

Yes. The effect of the proposed amendment would be to permit a trust company having its principal office in the United States and that meets the capital, surplus and undivided profits requirements of at least $3,000,000 (including Argent) to serve as a trustee of the Trust. Accordingly, the Trustee recommends that you vote FOR the approval of the amendment to the Indenture.

Q:	What is the required vote to approve the proposed amendment to the Indenture?

A:	Approval of the proposed amendment to the Indenture requires the affirmative written consent of Unit Holders owning at least eighty percent (80%) of the outstanding Units.

Q:	Whom do I contact if I have any questions?

A:	Please contact D.F. King & Co. Inc., our proxy solicitor at (800)-848-3402 if you have any questions.

MARINE PETROLEUM TRUST

c/o Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

CONSENT SOLICITATION STATEMENT

SOLICITATION AND REVOCABILITY OF WRITTEN CONSENTS

The trustee, Simmons Bank (the “Trustee”), of Marine Petroleum Trust (the “Trust”) requests your written consent for the matters described in the attached Notice of Consent Solicitation and this Consent Solicitation Statement. By signing and returning the enclosed Written Consent, you authorize the matters described herein. This Consent Solicitation Statement and the form of Written Consent were first mailed to holders of units of beneficial interest of the Trust (“Units,” and the holders thereof, “Unit Holders”) on or about [                ], 2022.

This solicitation of written consents is made by the Trustee of the Trust. In addition, the Trustee has engaged D.F. King & Co. Inc. (the “Proxy Solicitor”) to assist in the solicitation of written consents, and it estimates that it will pay the Proxy Solicitor approximately $24,500, including the fee of the Proxy Solicitor plus certain costs and expenses. The Trustee has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit written consents personally or by telephone, telegram or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units that those companies hold of record. The Trustee will pay the costs of the solicitation, including reimbursement of forwarding expenses and fees and expenses of the Proxy Solicitor.

Prior to [                ], 2022 (the “Expiration Date”), you will be able to consent or withhold consent by completing, signing, dating and returning the enclosed form of Written Consent in the enclosed postage paid envelope. You may also consent or withhold consent prior to the Expiration Date by voting at www.voteproxy.com, and the consent solicitation materials will be available at that site. Please consult your Written Consent for additional information regarding these alternative methods. You may change or revoke your Written Consent at any time before the Expiration Date by (a) signing and submitting a later-dated Written Consent to the Trustee, (b) delivering written notice of revocation of the Written Consent to the Trustee or (c) by submitting a new consent through the Internet.

VOTING SECURITIES

The only outstanding voting securities of the Trust are the Units. As of the close of business on the Record Date, there were 2,000,000 Units outstanding and entitled to act by written consent. Each outstanding Unit is entitled to one vote.

PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE

On January 10, 2022, the Trustee submitted a notice of its resignation as trustee of the Trust to the Unit Holders. The Trustee’s notice of resignation stated that it would nominate Argent Trust Company, a Tennessee chartered trust company (“Argent”), as its potential successor and solicit consents of Unit Holders for the purpose of appointing Argent as a successor. Prior to nominating Argent, the Trustee held discussions with a number of potential candidates.

If the Unit Holders appoint Argent as successor trustee by written consent, the Trustee’s resignation would take effect following the satisfaction or waiver of the following conditions:

•

The appointment of Argent as (i) trustee of five other royalty trusts for which the Trustee currently serves as trustee, (ii) agent under a disbursing arrangement for which the Trustee currently serves as agent, and (iii) escrow agent under an escrow agreement for which the Trustee currently serves as escrow agent.

•

Approval of amendments to the indentures or trust agreements of each such trust necessary to permit Argent to serve as trustee as provided in such trust’s respective indenture or trust agreement (including Proposal Two described herein), as applicable.

•	The accuracy of certain representations and warranties and performance of certain agreements made by Argent in an agreement between the Trustee and Argent.

•	No governmental injunction, order or other action that would prohibit Argent’s appointment, the Trustee’s resignation or the other actions described above.

The effective date of the Trustee’s resignation shall be May 10, 2022, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the conditions described above have not been satisfied or waived by the Trustee as of such date, the Trustee will notify unitholders of the new effective date.

Required Consent

The appointment of Argent as the successor trustee requires the written direction of Unit Holders owning a majority of the outstanding Units. Accordingly, abstentions and broker non-votes in the appointment of the successor trustee will have the effect of votes against Argent as successor trustee. If the enclosed Written Consent is returned and you have indicated how you wish to vote, the Written Consent will be voted in accordance with your instructions. Should the enclosed Written Consent be returned without instructions on how you wish to vote on this Proposal One, your Written Consent will be deemed to vote FOR the appointment of Argent as successor trustee.

The Trustee recommends the Unit Holders vote “FOR” the appointment of Argent as successor trustee.

PROPOSAL TWO — AMENDMENT TO THE INDENTURE TO PERMIT A NATIONAL BANK OR TRUST COMPANY HAVING ITS PRINCIPAL OFFICE IN THE UNITED STATES AND HAS A CAPITAL, SURPLUS AND UNDIVIDED PROFITS OF AT LEAST $3,000,000 TO SERVE AS TRUSTEE OF THE TRUST

Background, Reasons for and Effect of the Proposed Amendment

Argent is a trust company having its principal office in the State of Tennessee with trust powers in good standing having a reported combined capital and surplus, and undivided profits (as of the end of its last fiscal year prior to its appointment) of not less than $20,000,000. The Indenture currently requires the successor trustee to be a national bank or trust company having its principal office in the State of Texas and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00). To permit Argent to serve as successor trustee, the Indenture must be amended to allow a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00) to serve as trustee.

The Trustee is proposing to amend the second sentence of Article VI, Section 8 of the Indenture to read as follows:

“Any successor Trustee shall be a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00)” The effect of the proposed amendment would be to permit a trust company having its principal office in the United States and that meets the capital, surplus and undivided profits requirements of at least $3,000,000 (including Argent) to serve as a trustee of the Trust.

Required Vote

The amendment to the Indenture in this Proposal Two requires the affirmative written consent of Unit Holders owning at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of votes against such amendment. If the enclosed Written Consent is returned and you have indicated how you wish to vote, the Written Consent will be voted in accordance with your instructions. Should the enclosed Written Consent be returned without instructions on how you wish to vote on this Proposal Two, your Written Consent will be deemed to vote FOR such amendment.

The Trustee recommends the Unit Holders vote “FOR” this amendment to the Indenture.

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE

The notice of resignation of the Trustee stated that the Trustee’s resignation would be conditional on the appointment of Argent as successor trustee. If the Unit Holders appoint Argent as successor trustee by written consent, the Trustee’s resignation will be effective following the satisfaction or waiver of the other conditions described herein. If the Unit Holders fail to appoint Argent as successor trustee by written consent, the Trustee may elect to remain the trustee or may elect to give written notice of its resignation to each Unit Holder, which resignation would not be contingent upon the appointment of Argent or another successor trustee. If the Trustee resigns and no successor trustee is appointed within the 60 days following the effective date of the Trustee’s resignation, then a successor trustee may be appointed by the Junior District Judge of the United States District Court for the Northern District of Texas (Dallas Division), or in the event of the failure or refusal of such judge to act, by the Senior Judge of the District Courts of Dallas County, Texas, upon the application of the trustee or any Unit Holder. If a Unit Holder or the Trustee files such an application, the court may appoint a temporary trustee at any time after such application is filed and the temporary trustee shall, pending the final appointment of a successor trustee, have such powers and duties as the judge appointing such temporary trustee shall provide in the order of appointment, consistent with the provisions of the Indenture. The Trustee may also elect to ask a court to approve Argent’s appointment as successor trustee, notwithstanding a failure to receive the requisite written consents.

EFFECT OF NEGATIVE VOTES ON PROPOSAL TWO

If the Unit Holders fail to approve the amendment to the Indenture under Proposal Two, the amendment will not take effect and will not be included in the Trust’s amended Indenture. Argent will be unable to serve as successor trustee, and therefore, the Trustee’s resignation will not be effective, and Argent will not become successor trustee, even if Unit Holders approve Proposal One. The Trustee may elect to give written notice of its resignation to each Unit Holder, which resignation would not be contingent upon the appointment of a successor trustee, in which case, the process for a successor trustee to be appointed as described above under “Effect of Negative Votes on Proposal One” would be followed. The Trustee may also elect to ask a court to approve the amendment of the Indenture, notwithstanding a failure to receive the requisite written consents.

TRUSTEE

Following is certain information regarding the Trustee:

Argent Trust Company

Argent Trust Company is a Tennessee state-chartered independent trust company responsible for approximately $29 billion in total client assets. It has capital, surplus and undivided profits (as of the end of its last fiscal year) of not less than $20,000,000. Argent was founded in 1979 and, in 2009, became a subsidiary of Argent Financial Group, a leading, independent, fiduciary wealth management firm.

Trustee

Simmons Bank was founded in 1903 in Pine Bluff, Arkansas and has approximately $25.1 billion in total assets with more than 2,800 associates across six U.S. states.

Trustee Compensation

The Trust has no directors or officers and is administered by the Trustee. Accordingly, the Trust does not have a compensation committee or maintain any equity compensation plans, and there are no units reserved for issuance under any such plans. During the past three fiscal years, the Trust paid or accrued fees to the Trustee, as set forth below:

Name	Year	Capacity in Which Served	Cash Compensation (1)
Simmons Bank	2021	Trustee	$28,000
	2020	Trustee	$28,000
	2019	Trustee	$28,000

(1)	Under the Indenture, the Trustee is entitled to reasonable and customary fees and compensation for its services.

Term of Office

Any trustee of the Trust shall serve in that capacity until the earlier of such trustee’s resignation or such trustee’s removal, with or without cause, upon written direction of Unit Holders holding a majority of the outstanding Units.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Officers. The Trust is a trust created under the laws of the State of Texas. The Trust’s Indenture does not provide for directors or officers or the election or appointment of directors or officers. Under the Indenture, Simmons Bank, serves as the Trustee.

Compliance with Section 16(a) of the Exchange Act. The Trust has no directors or officers. Accordingly, only holders of more than 10% of the Trust’s units are required to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership of units and reports of changes in such ownership pursuant to Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”). Based solely on a review of these reports, the Trustee is not aware of any person having failed to file on a timely basis the reports required by

Section 16(a) of the Exchange Act

Code of Ethics. Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee must comply with the Trustee’s code of ethics, a copy of which will be made available to unitholders without charge, upon request by appointment at Simmons Bank, 2911 Turtle Creek Blvd., Suite 850, Dallas, Texas 75219.

Committees. The Trust has no directors and therefore has no audit committee or audit committee financial expert and no nominating committee or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Trust has no directors or executive officers. See the section titled “Trustee — Trustee Compensation” for the remuneration received by the Trustee during the years ended June 30, 2021 through June 30, 2019. Because the Trustee’s compensation is set forth in the Indenture, the Trust has no policy or procedure for the review, approval or ratification of such compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Based on the Trustee’s review of information filed with the SEC as of January 13, 2022, the following table sets forth information with respect to each person known to the Trustee to beneficially own more than 5% of the outstanding Units.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Robert H. Paslay 1007 Gasserway Circle Brentwood, TN 37027	213,837 Units	10.7%

Patricia Martin 110 Woodbine Place Missoula, MT 59803	174,529 Units	8.7%

There are no executive officers or directors of the Trust. The Trustee does not beneficially own any units of beneficial interest. The Trust does not maintain any equity compensation plans and the Trust has not repurchased any units during the fourth quarter of fiscal 2021. The Trustee knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Trust.

ADDITIONAL INFORMATION

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders. Accordingly, the Trust does not publish a date by which Unit Holders must make proposals for inclusion in an annual meeting.

Householding Information

The Trustee will not provide householding in connection with the solicitation of consents.

Where You Can Find More Information

The Units of the Trust are listed on the NASDAQ Capital Market under the symbol “MARPS.” The Trust files annual, quarterly and special reports and other information with the SEC. The Trust’s SEC filings, including the Trust’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2021, are available to the public over the internet at the SEC’s website at http://www.sec.gov.

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction, upon written request to the Trustee, Simmons Bank, 2911 Turtle Creek Blvd., Suite 850, Dallas, Texas 75219. Copies of these reports may also be found on the Trust’s web site at http://www.marps-marine.com.

SIMMONS BANK
Trustee of the Marine Petroleum Trust

Ron E. Hooper
Senior Vice President

WRITTEN CONSENT OF UNIT HOLDERS OF

MARINE PETROLEUM TRUST

___, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Consent Solicitation, consent solicitation statement and written consent are available at [____________]

Please sign, date and mail

your written consent in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030003000000001000 7	121021

THE TRUSTEE RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.	Approval of the appointment of Argent Trust Company (“Argent”) as successor trustee to serve as trustee of the Marine Petroleum Trust (the “Trust”) once the resignation of Simmons Bank, the current Trustee of the Trust, takes effect; and
		☐	☐	☐

2.	Approval of an amendment to the Restated Marine Petroleum Trust Indenture, dated January 1, 1984, as amended November 16, 2020 (the “Indenture”), to permit a national bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of at least $3,000,000.00 to serve as trustee of the Trust.
		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unit holder. If no direction is made, this proxy will be voted FOR Proposal 1and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unit Holder	Date:	Signature of Unit Holder	Date:

Note:	Please sign exactly as your name or names appear on this Written Consent. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MARINE PETROLEUM TRUST

Written Consent Solicited on Behalf of the Trustee of the

Marine Petroleum Trust

The undersigned revokes all previous consents, acknowledges receipt of the Notice of Consent Solicitation, and the Consent Solicitation Statement, and, without the formality of convening a meeting does herby vote all Units of Beneficial Interest of the Marine Petroleum Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date by written consent as designated on the reverse side.

You are encouraged to specific your vote by marking the appropriate box ON THE REVERSE SIDE. If you fail to specify your vote, your Written Consent will be voted “FOR” each of the proposals contained on the reverse side of this Written Consent. Your vote will not count unless you sign and return this Written Consent or, alternatively, consent or withhold consent at [                 ]. Any Written Consent may be revoked in writing at any time prior to the Expiration Date.

(Continued and to be signed on the reverse side)

1.1	14475